Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form F-3 of our reports dated April 12, 2024, relating to the financial statements of ASLAN Pharmaceuticals Limited and the effectiveness of ASLAN Pharmaceutical Limited’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of ASLAN Pharmaceuticals Limited for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Singapore

June 12, 2024

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